                                                                     EXHIBIT 1.1



                                  $400,000,000



                     First Financial Management Corporation

                  ___% Senior Convertible Debentures due 1999





                             UNDERWRITING AGREEMENT





                               December __, 1994

                                                               December ___ 1994


Morgan Stanley & Co. Incorporated
Bear, Stearns & Co., Inc.
CS First Boston Corporation
c/o Morgan Stanley & Co. Incorporated
    1251 Avenue of the Americas
    New York, New York  10020

Dear Sirs:

                 First Financial Management Corporation, a Georgia corporation (the "Company") proposes to issue and sell to the several Underwriters named in
Schedule I hereto (the "Underwriters") $400,000,000 principal amount of its __% Senior Convertible Debentures due 1999 (the "Initial Debt Securities"). The Company also grants to the Underwriters, severally and not jointly, the option described in Section 2 to purchase all or any part of the additional principal amount of debt securities as set forth in Schedule I to cover over-allotments (the "Option Debt Securities") on the terms and conditions stated herein. The Option Debt Securities together with the Initial Debt Securities are herein called the "Debt Securities". The Debt Securities will be issued pursuant to the provisions of an Indenture dated as of December 5, 1994 (as amended or supplemented, the "Indenture") between the Company and NationsBank of Georgia, National Association, as Trustee (the "Trustee").

                 The Initial Debt Securities and the Option Debt Securities are convertible (the "Initial Convertible Debt Securities" and the "Option Convertible Debt Securities," respectively, and, collectively, the "Convertible Debt Securities") into shares of common stock, par value $.10 per share, of the Company (the "Common Stock"). The shares of Common Stock issuable upon conversion of the Initial Convertible Debt Securities are referred to herein as the "Initial Shares," and the shares of Common Stock issuable upon conversion of any Option Convertible Debt Securities are referred to herein as the "Option Shares," and together with the Initial Shares, are collectively herein called the "Shares." The Convertible Debt Securities and the Shares are collectively referred to as the "Offered Securities."

                 The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Offered Securities. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the Registration Statement; the prospectus together with the prospectus supplement in the form first used to confirm sales of Offered Securities is hereinafter referred to as the Prospectus (including, in the case of all references to the Registration Statement and the Prospectus, documents incorporated therein by reference).

                                       I.


                 The Company represents and warrants to each of the Underwriters that:

                 (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                 (b) (i) Each document filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or (B) to that part of the Registration Statement that consists of the Statements of Eligibility and Qualification (Form T-1s) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustees.

                 (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the state of Georgia, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (d) Each subsidiary listed on Schedule II hereto (each such subsidiary being referred to herein as a "Subsidiary") of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (e) This Agreement has been duly authorized, executed and delivered by the Company.

                 (f) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms (i) except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                 (g) The Convertible Debt Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms (i) except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                 (h) The Convertible Debt Securities will be convertible into the Shares of the Company in accordance with the terms of the Indenture; the Shares initially issuable upon conversion of the Convertible Debt Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable, and neither the shareholders of the Company nor any other person have any statutory preemptive rights with respect to the Convertible Debt Securities or the Shares.

                 (i) The execution and delivery by the Company of this Agreement and the Indenture, the performance by the Company of its obligations under the Indenture and the issuance and delivery of the Convertible Debt Securities and the Shares initially issuable upon conversion thereof, will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Offered Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities.

                 (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

                 (k) There are no legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                 (l) Each preliminary prospectus or prospectus supplement filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

                 (m) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                 (n) The Company has no reason to believe that the effect of any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") on the business, operations and properties of the Company and its Subsidiaries will impose costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (o)      The Company has complied with all provisions of
    Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida); neither the Company nor any affiliate of the Company does business with the government of Cuba or with any person or affiliate located in Cuba.

                                      II.


                 The Company hereby agrees to sell to the several Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the respective principal amounts of Offered Securities set forth in Schedule I hereto opposite their names at ______% of their principal amount -- the purchase price -- plus accrued interest, if any, from December __, 1994 to the date of payment and delivery.

                 In addition, on the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to $60,000,000 additional principal amount of Option Debt Securities at the same purchase price as shall be applicable to the Initial Debt Securities. The option hereby granted will expire 30 days after the date hereof, and may be exercised, in whole or in part (but not more than once), only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Debt Securities per notice by you to the Company setting forth the principal amount of Option Debt Securities as to which the several Underwriters are exercising this option, and the time and date of payment and delivery thereof. Such time and date of delivery (each, a "Date of Delivery") shall be determined by you but shall not be later than seven full business days after the exercise of such option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Debt Securities, each of the Underwriters, acting severally and not jointly, will purchase from the Company that portion of the aggregate number of Option Debt Securities being purchased which the number of Initial Debt Securities set forth opposite the name of such Underwriter become to the total number of Initial Debt Securities.


                                      III.


                 The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Offered Securities are to be offered to the public initially at 100% of their principal amount -- the public offering price -- plus accrued interest, if any, and to certain dealers selected by you at a price that represents a concession not in excess of ____ of their principal amount under the public offering price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of ____% of their principal amount, to any Underwriter or to certain other dealers.

                                      IV.


                 Payment for the Offered Securities shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 A.M., local time, on December __, 1994, or at such other time on the same or such other date, not later than December __, 1994, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the Closing Date.

                 Payment for the Offered Securities shall be made against delivery to you for the respective accounts of the several Underwriters of the Offered Securities registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Offered Securities to the Underwriters duly paid.


                                       V.


                 The obligations of the Company and the several obligations of the Underwriters hereunder are subject to the condition that the Registration Statement shall have become effective not later than the date hereof.

                 The several obligations of the Underwriters hereunder are subject to the following further conditions:

                 (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date,

                          (i)     there shall not have occurred any
                 downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g) (2) under the Securities Act; and

                          (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

                 (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

                 The officer signing and delivering such certificate may rely upon the best of his knowledge after due inquiry.

                 (c) You shall have received on the Closing Date an opinion of Sutherland, Asbill & Brennan, counsel for the Company, dated the Closing Date, to the effect that

                          (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus; provided, however, that such counsel may state that to the extent their opinion regarding corporate power and authority might also imply an opinion regarding due organization, such counsel is relying solely on a presumption of regularity and continuity without having examined any organizational minutes or other organization procedures with respect to the Company or the applicable corporate law in existence at the time of the Company's organization;

                          (ii) each of the Subsidiaries of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus; provided, however, that such counsel may state that to the extent their opinion regarding corporate power and authority might also imply an opinion regarding due organization, such counsel is relying solely on a presumption of regularity and continuity without having examined any organizational minutes or other organization procedures with respect to any Subsidiary or the applicable corporate law in existence at the time of any Subsidiary's organization;

                          (iii) this Agreement has been duly authorized, executed and delivered by the Company;

                          (iv) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms (a) except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and (b) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

                          (v) the Convertible Debt Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms (a) except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and (b) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

                          (vi) the Convertible Debt Securities will be convertible into the Shares of the Company in accordance with the terms of the Indenture; the Shares initially issuable upon conversion of the Convertible Debt Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable, and neither the shareholders of the Company nor any other person have any statutory preemptive rights with respect to the Convertible Debt Securities or the Shares;

                          (vii) the execution and delivery by the Company of this Agreement and the Indenture, the performance by the Company of its obligations under the Indenture, and the issuance and delivery of the Convertible Debt Securities and the shares initially issuable upon conversion thereof will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and to the best of such counsel's knowledge, no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement and the Indenture, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities;

                          (viii) the statements (1) in the Prospectus under the captions "Description of Debt Securities," "Description of Capital Stock" and "Description of Debentures" and (2) in the Registration Statement under Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents and proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                          (ix) the Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

                          (x) such counsel is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules included therein and except for that part of the Registration Statement that consists of the Form T-1s heretofore referred to, as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

                 In addition, such counsel shall state that nothing has come to such counsel's attention which causes such counsel to: (1) believe that (except for financial statements and schedules as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1s heretofore referred to) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (2) believe that (except for financial statements and schedules and except for that portion of the Registration Statement that constitutes the Form T-1s hereinafter referred to, as to which such counsel need not express any belief) the Prospectus as of the Closing Date contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (d) You shall have received on the Closing Date an opinion of Randolph L.M. Hutto, Executive Vice President and General Counsel, dated the Closing Date, to the effect that (i) to the best of such counsel's knowledge, the execution and delivery by the Company of this Agreement and the Indenture, the performance by the Company of its obligations under the Indenture, and the issuance and delivery of the Convertible Debt Securities and the Shares initially issuable upon conversion thereof will not contravene any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole; (ii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; and (iii) each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for financial statements and schedules as to which counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder.

                 (e) You shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (iii), (iv), (v),
(viii) (but only as to the statements in the Prospectus under "Description of Debentures" and "Underwriters"), and subparagraph (x) of paragraph (c) above and the paragraph immediately thereafter.

                 With respect to subparagraph (x) of paragraph (c) above and the paragraph immediately thereafter, Sutherland, Asbill & Brennan and Shearman & Sterling each may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated therein by reference) and review and discussion of the contents thereof, but are without independent check or verification except as specified. Shearman & Sterling may rely on the opinion of Sutherland Asbill & Brennan with respect to matters of Georgia law.

                 The opinion of Sutherland, Asbill & Brennan described in paragraph (c) above shall be rendered to you at the request of the Company and shall so state therein.

                 (f) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to you, from Deloitte & Touche LLP and Price Waterhouse LLP, independent public accountants for the Company and Western Union Financial Services, Inc., respectively, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.


                                      VI.


                 In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

                 (a) To furnish to you, without charge, one signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference, excluding the exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated therein by reference (excluding the exhibits thereto) and any supplements and amendments to the Prospectus or to the Registration Statement as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, that are deemed to be incorporated by reference in the Prospectus.

                 (b) Before amending or supplementing the Registration Statement or the Prospectus during the period from the date hereof through the Closing Date, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object. For a period of two years after the date hereof, the Company will furnish to you a copy of each amendment or supplement to the Registration Statement.

                 (c) If, during such period after the first date of the public offering of the Offered Securities as in the opinion of your counsel the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of your counsel, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Offered Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                 (d) To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with (i) the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions as you may designate and (ii) any review of the offering of the Offered Securities by the National Association of Securities Dealers, Inc.

                 (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending December 31, 1995 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                 (f) During the period ending 90 days after the date of the Prospectus, it will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than (i) the Debentures offered hereby, (ii) the Common Stock issuable upon conversion of the Debentures, (iii) securities issued by the Company in connection with acquisitions by the Company, provided that no such securities may be issued or sold in a public distribution during such 90-day period, (iv) shares of Common Stock, options to purchase Common Stock, or shares of Common Stock issued upon exercise of such options, granted or purchased (A) under the Company's existing stock option, stock purchase and stock grant plans, or (B) under such plans that may be adopted by the Company in the future covering up to an aggregate of 10 million additional shares of Common Stock, and (v) shares of Common Stock issuable upon exercise of the Company's outstanding warrants.

                 (g) To pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Offered Securities, including any transfer taxes payable in connection with the transfer of the Offered Securities to the Underwriters, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Offered Securities under state securities or Blue Sky laws in accordance with the provisions of VI(d), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda, copies of which shall be delivered to the Company,
    (v) the printing and delivery to the Underwriters, in quantities as hereinabove stated, copies of the Registration Statement and all amendments thereto and of each preliminary prospectus and the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of any Blue Sky or Legal Investment Memoranda, (vii) the filing fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., made in connection with the offering of the Offered Securities, (viii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors and (ix) the listing of the Convertible Debt Securities and the Common Stock on the New York Stock Exchange Inc.


                                      VII.


                 The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

                 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 If the indemnification provided for in the first or second paragraph of this Article VII is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Offered Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Article VII are several in proportion to the respective principal amounts of Offered Securities they have purchased hereunder, and not joint.

                 The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Article VII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Article VII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                 The indemnity and contribution provisions contained in this
Article VII and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.


                                     VIII.


                 This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

                                      IX.


                 This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement by the Commission.

                 If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Debt Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Debt Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Debt Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Debt Securities set forth opposite their respective names in Schedule I bears to the principal amount of Debt Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Debt Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Debt Securities that any Underwriter has agreed to purchase pursuant to Article II be increased pursuant to this Article IX by an amount in excess of one-ninth of such principal amount of Debt Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Debt Securities and the aggregate principal amount of Debt Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Debt Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Debt Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                 If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                 This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.


                                       Very truly yours,

                                          FIRST FINANCIAL MANAGEMENT
                                             CORPORATION



                                          By____________________________


Accepted, December ___ ,  1994

Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
CS First Boston Corporation

Acting severally on behalf of
    themselves and the several
    Underwriters named herein.

By Morgan Stanley & Co. Incorporated


   By _________________________

                                   SCHEDULE I



                                                                                                         Principal Amount
                                                                                                        of Debt Securities
Underwriter                                                                                               To Be Purchased
- -----------                                                                                               ---------------
Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
CS First Boston Corporation






                                                                                                       ---------------------------

                                                   Total  . . . . . . . . . . . . . . . . .

                                                                                                      (                           )
                                                                                                       ===========================

                                  SCHEDULE II

         For purposes of this Underwriting Agreement, the term "Subsidiary" when capitalized shall include only the following principal subsidiaries of First Financial Management Corporation:

                          Subsidiary                                                 State of Incorporation
                 ------------------------------------------------------------------------------------------

                 Appalachian Computer Services, Inc.                                 Kentucky

                 FIRST HEALTH Services Corporation                                   Virginia

                 FIRST HEALTH Strategies, Inc.                                       Delaware

                 GENEX Services, Inc.                                                Pennsylvania

                 International Banking Technologies, Inc.                            Georgia

                 MicroBilt Corporation                                               Georgia

                 National Bancard Corporation                                        Florida

                 First Financial Bank                                                Georgia

                 Nationwide Credit, Inc.                                             Georgia

                 TeleCheck International, Inc.                                       Georgia

                 TeleCheck Services, Inc.                                            Delaware

                 Western Union Financial Services, Inc.                              Delaware
